Pricing Supplement No. ETN-18 To the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-202913 and 333-180300-03 May 17, 2016
4,000,000 ETNs* Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes (ETNs) due May 16, 2036

General

•	The ETNs aim to provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the “Index”) (Bloomberg and NYSE ticker symbol of Index: “AMZ”), reduced by the Accrued Fees. Because the ETNs will be two times leveraged with respect to the Index, the ETNs may benefit from two times any positive, but will be exposed to two times any negative, monthly compounded performance of the Index, less the Accrued Fees. The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed, called or accelerated, investors will receive a cash payment on the Maturity Date that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. Investors should not purchase the ETNs unless they are willing to risk the loss of up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The Accrued Fees consist of the Accrued Tracking Fee and the Accrued Financing Charge. The Accrued Tracking Fee is based on a Tracking Rate of 0.85% and the ETN Performance Factor and the Accrued Financing Charge is based on the Financing Rate and the Financing Level.
•	The ETNs may pay a monthly Coupon Amount during their term linked to two times the net cash dividends or distributions, if any, on the Index Constituents. For each ETN you hold on the applicable Coupon Record Date you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any Coupon Amount is uncertain and could be zero. Therefore, investors should not purchase the ETNs if they require fixed or periodic income payments.
•	The ETNs are subject to early redemption by investors on certain terms and conditions for a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees and the Redemption Fee, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-45.
•	The ETNs are subject to our Call Right, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48. If we exercise our Call Right, on the Call Settlement Date investors will receive a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. You should not expect to be able to hold the ETNs to the Maturity Date.
•	The ETNs are subject to a Leverage Reset Event if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date, as described in “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-50. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0.
•	The ETNs are subject to automatic acceleration and mandatory redemption if their Closing Indicative Value on any Trading Day equals $5.00 or less. If the ETNs are accelerated, on the Acceleration Settlement Date investors will receive a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through our Nassau Branch, and mature on May 16, 2036.
•	The denomination and Stated Principal Amount of each ETN is $25.00. Additional ETNs may be issued at a price that is higher or lower than the Stated Principal Amount.
•	We have applied to list the ETNs on NYSE Arca under the ticker symbol “AMJL”. No assurance can be given that this listing will be obtained or, if obtained, maintained. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in the secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” starting on page PS-20 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

* Reflects the number of ETNs offered hereby. The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. We intend to sell 1,000,000 ETNs on the Initial Trade Date through CSSU and through one or more dealers purchasing as principal through CSSU for $25.00 per ETN, which is the stated principal amount per ETN. We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold on the Initial Settlement Date. ETNs may be issued and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs after the Initial Trade Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the Initial Trade Date, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Accrued Fee. In addition, CSSU will charge investors a Redemption Fee of 0.125% of the stated principal amount of any ETN that is redeemed at the investor’s option. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information. The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Credit Suisse

May 17, 2016

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Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse,” “we,” “our” or “us”), acting through our Nassau Branch.
Initial Trade Date:	May 17, 2016.
Initial Settlement Date:	May 20, 2016.
Term:	20 years, subject to your right to require us to redeem your ETNs on any Redemption Settlement Date, our right to call all of the ETNs on the Call Settlement Date and automatic acceleration and mandatory redemption if their Closing Indicative Value equals $5.00 or less.
Maturity Date:	May 16, 2036.
Stated Principal Amount:	$25.00 per ETN.
Underlying Index:	The return on the ETNs is linked to the monthly compounded leveraged performance of the price return version of the Alerian MLP Index (the “Index”). The Index measures the performance of leading energy Master Limited Partnerships, or MLPs (the “Index Constituents”), as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. The Index Constituents represent approximately 85% of total energy MLP float-adjusted market capitalization. Each Index Constituent must, among other requirements as described herein, be a publicly traded partnership or limited liability company, earn the majority of its cash flow from qualifying activities involving energy commodities, have a median daily trading volume on all US exchanges of at least $2.5 million for the six-month period preceding the data analysis date and have an adjusted market capitalization in the top 95% of total energy MLP float-adjusted market capitalization. For a detailed description of the Index, see “The Alerian MLP Index” beginning on page PS-34.
Coupon Amount:

For each ETN you hold on the applicable Coupon Record Date, except as described under “Coupon Payment Date” below, you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Coupon Payment Date:

The fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date, the Call Valuation Date or the Acceleration Valuation Date may be the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable, subject to adjustment as described herein. The initial Coupon Payment Date will be June 21, 2016.

If the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date, (b) the Call Settlement Date or (c) the Acceleration Settlement Date if, as of the corresponding Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity,” “Specific Terms of the ETNs — Our Call Right” and “Specific Terms of the ETNs — Acceleration Upon Minimum Closing Indicative Value.”

Coupon Valuation Date:	The last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date will be May 31, 2016.
Coupon Record Date:	The ninth (9th) Business Day following the corresponding Coupon Valuation Date.
Coupon Ex-Date:	With respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date).
Cash Settlement Amount:

For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Final Valuation Period:	The five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Final Valuation Date:	May 13, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.

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Early Redemption:	Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on May 18, 2016 through and including the final Redemption Notice Date, which will be May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date. You must request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Redemption Valuation Date (the “Redemption Settlement Date”). You must comply with the early redemption procedures described below in order to redeem your ETNs.
Redemption Settlement Amount:

Subject to your compliance with the procedures described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per ETN you hold a cash payment on the relevant Redemption Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Redemption Valuation Date:	The Trading Day following the applicable Redemption Notice Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Redemption Fee:	The product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.
Our Call Right:	On any Business Day on or after June 3, 2016 through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the Call Settlement Date specified in the Call Notice. Upon our call in the event we exercise this right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the third Business Day following the Call Valuation Date (the “Call Settlement Date”).
Call Settlement Amount:

If we exercise our Call Right, you will receive per ETN you hold a cash payment on the Call Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Call Valuation Period:	The five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Call Valuation Date:	A scheduled Trading Day whose date is specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.
Acceleration upon Minimum Closing Indicative Value:	If the Closing Indicative Value for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the Acceleration Valuation Period, for a cash payment equal to the Acceleration Settlement Amount.
Acceleration Settlement Amount:

If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the Acceleration Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Acceleration Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus (d) the Accrued Fees as of the Acceleration Valuation Date. We refer to this amount as the “Acceleration Settlement Amount.” If the amount so calculated is less than zero, the Acceleration Settlement Amount will be zero.

If the minimum Closing Indicative Value threshold of the ETNs has been breached, holders of the ETNs will receive on the Acceleration Settlement Date only the Acceleration Settlement Amount in respect of their investment in the ETNs.

The “Acceleration Settlement Date” will be the third Trading Day following the Acceleration Valuation Date.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

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Acceleration Valuation Period:	The five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date. The Acceleration Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Acceleration Valuation Date:	The final Trading Day of the Acceleration Valuation Period.
Valuation Period:	The Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.
Averaging Trading Day:	Each of the Trading Days during a Valuation Period, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Index Factor:	1 + (2 × Index Performance Ratio)
Index Performance Ratio:	On any Trading Day:
Index Valuation Level — Reset Initial Closing Level Reset Initial Closing Level
Index Valuation Level:

As determined by the Calculation Agent,

(1)    On any Averaging Trading Day:

(a)    1/5, multiplied by

(b)    (i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or

(2)   On any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, the Index Closing Level on such date.

Index Closing Level:	On any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
Reset Initial Closing Level:	On the Initial Trade Date, the Reset Initial Closing Level is 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.
Reset Date:	A Reset Date refers to any Monthly Reset Date and any Leverage Reset Date.
Reset Valuation Date:	A Reset Valuation Date refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.
Monthly Reset Date:	A Monthly Reset Date is the first Trading Day of each month, beginning on June 1, 2016 and ending on May 1, 2036, subject to adjustment.
Monthly Valuation Date:	A Monthly Valuation Date is the last Trading Day of each month, beginning on May 31, 2016 and ending on April 30, 2036, subject to adjustment.
Current Principal Amount:

On the Initial Trade Date, the Current Principal Amount will equal $25.00 per ETN. With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

(1)   If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

(2)   If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

ETN Performance Factor:

As determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level)
                             Reset Initial Closing Level

Leverage Reset Event:

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date.

See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-50.

Excluded Day:	An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset

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Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Trading Day during any Valuation Period.
Leverage Reset Valuation Date:	With respect to any Leverage Reset Event, the “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment.
Leverage Reset Date:	With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment.
Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.
Tracking Fee:	As of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.
Tracking Rate:	0.85% per annum.
Accrued Tracking Fee:

(1)   The Accrued Tracking Fee with respect to the Initial Trade Date will equal $0.

(2)   The Accrued Tracking Fee as of any other Trading Day will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

Accrued Financing Charge:

(1)   The Accrued Financing Charge with respect to the Initial Trade Date will equal $0.

(2)   The Accrued Financing Charge as of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

Financing Level:	As of any date of determination, an amount equal to the Current Principal Amount as of such date.
Financing Rate:	As of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.
Financing Spread:	0.80% per annum.
Reference Distribution Amount:

The Reference Distribution Amount is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period, Call Valuation Period or Acceleration Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:	The Stub Reference Distribution Amount is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date, Call Valuation Date or Acceleration Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial

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Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period, Call Valuation Period or Acceleration Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

Reference Holder:	As of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.
Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index — Index Equations.”
“record date”	With respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.
“ex-dividend date”	With respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on the primary exchange or market of trading for such Index Constituent without the right to receive such distribution.
Closing Indicative Value:	The Closing Indicative Value of the ETNs on the Initial Trade Date will be equal to $25.00.
The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.
If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs” in this pricing supplement.
Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount, and the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:
• The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;
• The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
• The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
• The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.
In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.
Intraday Indicative Value:	The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. It is calculated using the same formula as the Closing Indicative Value, except that the Index Factor and, more particularly, the Index Performance Ratio, is calculated based on the most recently reported intraday level of the Index at such time rather than the “Index Closing Level on such Trading Day” or the “Index Closing Level on such date,” as applicable.

(continued from previous page)

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time, the Intraday Indicative Value at that time, and on all future days, will be zero. See “Valuation of the Index and the ETNs — Intraday Indicative Value of the ETNs.”
Indicative Value Symbols of the ETNs:	The Closing Indicative Value and the Intraday Indicative Values of the ETNs will be published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.”
Business Day:	Any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.
Trading Day:	Any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.
Calculation Agent:	Credit Suisse International (“CSi”)
IV Calculation Agent:	We have appointed NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Index Sponsor:	GKD Index Partners LLC
Index Calculation Agent:	The entity that calculates and publishes the level of the Index, which is currently Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) (“Standard & Poor’s” or “S&P”)
Listing:	We have applied to list the ETNs on NYSE Arca under the ticker symbol “AMJL”.
CUSIP Number:	22539T290
ISIN:	US22539T2906

You should read this pricing supplement together with the accompanying prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015, relating to our Medium-Term Notes of which these ETNs are a part. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-18 and the documents listed below in making your decision to invest in the ETNs. We have not authorized anyone to provide you with information that is different. You may access these documents on the SEC website at www.sec.gov as follows:

•	Prospectus supplement dated May 4, 2015: http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm
•	Prospectus dated May 4, 2015: http://www.sec.gov/Archives/edgar/data/1053092/000104746915004331/a2224623z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

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SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated May 4, 2015, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 4, 2015.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by us that aim to provide a monthly compounded two times leveraged long exposure to the price return version of the Alerian MLP Index (the “Index”). The Index measures the composite performance of leading energy Master Limited Partnerships (“MLPs”) (the “Index Constituents”) that represent approximately 85% of total energy MLP float-adjusted market capitalization. The Index Constituents must satisfy distribution, trading volume, adjusted market capitalization and other eligibility requirements. As of May 12, 2016, the Index included 43 MLPs. For a detailed description of the Index, see “The Alerian MLP Index” beginning on page PS-34.

The ETNs seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituents). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituents, the ETNs provide that each $25 invested by investors on the Initial Trade Date is leveraged through a notional loan of $25 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $25, which, together with the $25 invested, represents a notional investment of $50 in the Index Constituents on the Initial Trade Date. During the term of the ETNs, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for our benefit referred to as the “Accrued Financing Charge,” which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity or upon early redemption, our call or acceleration, the investment in the Index Constituents is notionally sold at the then-current values of the Index Constituents, and the investor then notionally repays us an amount equal to the principal of the notional loan plus accrued interest. In order to mitigate the risk to us that the value of the Index Constituents is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the ETNs is provided for under the “Acceleration Upon Minimum Closing Indicative Value” provisions hereunder. In addition, in order to further mitigate such risk to us, if the Index Closing Level on any Trading Day (other than an Excluded Day) decreases 20% in value from the Index Closing Level on the most recent Reset Valuation Date, a “Leverage Reset Event” will occur and the Current Principal Amount will be reset in order to deleverage the ETNs with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date will equal $0. As of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. These charges accrue on a daily basis during the applicable period.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” of 0.80% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity” beginning on page PS-43.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, the net negative effect of the Accrued Fees accumulates over time and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the ETNs.

Because the Current Principal Amount is recalculated on each Reset Date (as defined below), the ETNs do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or upon early redemption, our call or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the ETNs, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the ETNs, the level of the Index has increased, there is no guarantee that you will receive at maturity or upon early redemption, our call or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or upon early redemption, our call or acceleration, depends on how the Index has performed on a monthly compounded leveraged basis prior to maturity, early redemption, our call or acceleration, and consequently, how the Current Principal Amount has been reset. In particular, significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

The amount of your payment at maturity or upon early redemption, our call or acceleration will depend, in part, upon the level of the Index. However, positive or negative changes in the Index Closing Level will not solely determine the return on your ETNs due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

On the Initial Trade Date, the Current Principal Amount will equal $25.00 per ETN. With respect to any other Trading Day, the “Current Principal Amount” for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day, will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, (1) on any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” is 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The applicable “Valuation Period” means the Final Valuation Period, the Call Valuation Period or the Acceleration Valuation Period, as applicable, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

How and why is the Current Principal Amount reset?

Initially, the Current Principal Amount is equal to $25.00 per ETN. On the first Trading Day of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor and the Accrued Fees to the previous Current Principal Amount.

For example, if for January the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for January is equal to 0.90 and the Accrued Fees as of the Monthly Valuation Date for January are equal to $0.04, the Current Principal Amount for February will equal $17.96. Subsequently, the Index Factor and the Accrued Fees as of the Monthly Valuation Date for February will be applied to the Current Principal Amount for February to derive the Current Principal Amount for March. This example does not take into account the effect of a Leverage Reset Event, which would reset the Current Principal Amount intra-month as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied, on a monthly basis, to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of subsequent adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $25. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

The Current Principal Amount may be reset more frequently than monthly upon the occurrence of a Leverage Reset Event. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of your ETNs than such an increase would have before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-50.

Coupon Amounts

For each ETN you hold on the applicable Coupon Record Date, you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any Coupon Amount is uncertain and could be zero. Therefore, investors should not purchase the ETNs if they require fixed or periodic income payments.

Unlike ordinary debt securities, the ETNs do not guarantee any return of principal at maturity or upon early redemption, our call or acceleration. You may lose some or all of your initial investment. In addition, you are not guaranteed any coupon payment.

Early Redemption

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on May 18, 2016 through and including May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”), as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount (as described below). You must comply with the early redemption procedures described below in order to redeem your ETNs. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

Upon early redemption, you will receive per ETN you hold a cash payment on the third Business Day following the relevant Redemption Valuation Date (the “Redemption Settlement Date”) equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero. You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption. See “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-45 and “— Early Redemption Procedures” beginning on page PS-47.

Redemption Notice Date: The Trading Day that a Redemption Notice, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. Any applicable Redemption Notice Date is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Redemption Procedures

To redeem your ETNs prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice, in substantially the form of Annex A, to us by email no later than 4:00 p.m. (New York City time) on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

Our Call Right

On any Business Day on or after June 3, 2016 through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the third Business Day following the Call Valuation Date (the “Call Settlement Date”). In the event we exercise our Call Right, you will receive a cash payment per ETN you hold equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero. You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call. See “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.” The “Call Valuation Date” is a scheduled Trading Day whose date is specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.

Acceleration Upon Minimum Closing Indicative Value

If, at any time, the Closing Indicative Value (as defined below) for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date (the “Acceleration Valuation Period”), for a cash payment equal to the Acceleration Settlement Amount. The final Trading Day of the Acceleration Valuation Period is the “Acceleration Valuation Date.” If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the third Trading Day following the Acceleration Valuation Date (the “Acceleration Settlement Date”) equal to (a) the product of (i) the Current Principal Amount multiplied by (ii) the Index Factor as of the Acceleration Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus (d) the Accrued Fees as of the Acceleration Valuation Date. We refer to this amount as the “Acceleration Settlement Amount.” We will provide notice to the holders of the ETNs that the minimum Closing Indicative Value threshold of the ETNs has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the Closing Indicative Value of the ETNs is calculated see “Valuation of the Index and the ETNs — Acceleration Upon Minimum Closing Indicative Value.” You may lose some or all of your investment upon acceleration. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon acceleration.

Selected Risk Considerations

An investment in the ETNs involves risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Constituents. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page PS-20.

•	You may lose some or all of your investment — The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. If the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs, you will lose some or all of your investment at maturity or upon early redemption, our call or acceleration.
•	The amount of the Accrued Tracking Fee, the Accrued Financing Charge and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration — Even if the Index Closing Level is greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in the ETNs due to the Accrued Fees and, if applicable, the Redemption Fee. The amount of the Accrued Fees will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration, which could result in a loss to you on your investment, even if the Index Closing Level increases. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor. If the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, decreases, or even if the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Fees and any Redemption Fee, if applicable, you will receive less than the amount of your initial investment in ETNs at maturity or upon early redemption, our call or acceleration.
•	Compounding — Due to the effect of compounding, the dollar amount that you may gain or lose in a single month depends on the prior performance of the Index. Compounding also magnifies the impact of the Accrued Fees, causing their net negative effect to accumulate over time. Even if the Index Closing Level is greater that the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in the ETNs due to the effects of compounding.
•	You are not guaranteed to receive a Coupon Amount — You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount is equal to zero.
•	The Closing Indicative Value may differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount — Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs at any given time, it is not the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount, and the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value.
•	Market risk — The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.
•	Our credit risk — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Cash Settlement Amount, Redemption Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs prior to the Maturity Date or any Redemption Settlement Date, Call Settlement Date, or Acceleration Settlement Date, as applicable. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.
•	A trading market for the ETNs may not develop — Although the ETNs have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the ETNs may not develop. Certain of our affiliates may engage in limited purchase and resale transactions in the ETNs, although they are not required to and may stop at any time. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell any additional ETNs. We may suspend or cease issuances and sales of the ETNs at any time, at our sole discretion.

•	Minimum redemption amount — In order to exercise your early redemption right, you must elect to redeem at least 50,000 ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for early redemption with those of other investors to reach this minimum requirement.
•	Your early redemption election is irrevocable — You will not be able to rescind your election to redeem your ETNs after we receive your Redemption Notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer because the Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.
•	Uncertain tax treatment — No ruling has been requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material U.S. Federal Income Tax Consequences.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETN, including possible alternative treatments to those described in this pricing supplement.
•	Our Call Right — We may elect to redeem all outstanding ETNs at any time on or after June 3, 2016, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48. If we exercise our Call Right, the Call Settlement Amount may be less than the amount of your initial investment in the ETNs.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable, may bear little relation to the historical performance of the Index.
•	Owning the ETNs is not the same as owning any of the Index Constituents — As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents underlying the Index.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Closing Indicative Value and the Intraday Indicative Value of the ETNs will published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement. Any premium may be reduced or eliminated at any time.

•	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as our agent for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Index Factor and the Redemption Fee and make determinations with respect to Market Disruption Events and the replacement of the Index with a Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.
•	We are subject to Swiss regulation — As a Swiss bank, we are subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects us to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that we are over-indebted, have serious liquidity problems or no longer fulfill capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert our debt instruments and other liabilities into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, those measures may adversely affect the terms and market value of the ETNs and/or our ability to make payments thereunder and you may not receive any amounts owed to you under the ETNs.
•	We have no obligation to issue additional ETNs and may cease or suspend sales of the ETNs — As further described under “Specific Terms of the ETNs — Further Issuances” on page PS-55, we have the right, but not the obligation, to issue additional ETNs once the initial distribution is complete. We also reserve the right to cease or suspend sales of the ETNs from our inventory at any time after the Initial Settlement Date. If we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may impact the liquidity and price of the ETNs in the secondary market. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time. In such circumstances, it is also possible that the secondary market price of the ETNs may vary, perhaps substantially, from the Cash Settlement Amount, any Redemption Settlement Amount, the Call Settlement Amount or any Acceleration Settlement Amount. Any secondary market transactions in ETNs at such a time may adversely affect sellers of ETNs, if they sell below those values, or purchasers, if they purchase ETNs above such values.
•	Many economic and market factors will affect the value of the ETNs — The value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the level of the distributions made by the Index Constituents during the term of the ETNs,

•	prevailing market prices and forward volatility levels of the stock markets on which the Index Constituents are listed or traded, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded,
•	supply and demand for the ETNs in the secondary market, including but not limited to inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	our actual or perceived creditworthiness.

The ETNs may be a suitable investment for you if:

•	You are willing to accept the risk that you may lose some or all of your investment.
•	You seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to Index Constituents.
•	You believe that the compounded two times leveraged monthly return of the Index will be positive during the term of the ETNs and the compounded two times leveraged monthly return will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.
•	You understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you intend to actively monitor and manage your investment.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index or financial markets generally.
•	You are willing to hold securities that may be redeemed early by us pursuant to our Call Right.
•	You are willing to hold securities that are subject to automatic acceleration and mandatory redemption if their Closing Indicative Value on any Trading Day equals $5.00 or less.
•	You are willing to be exposed to the risk of a Leverage Reset Event.
•	You are willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.
•	You are willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.
•	You are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You seek current income from your investment, and you are willing to accept the risk that you may not receive any Coupon Amounts.
•	You do not seek an investment for which there will be an active secondary market.
•	You are comfortable with our creditworthiness as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You are not willing to accept the risk that you may lose some or all of your investment.
•	You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.
•	You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.
•	You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.
•	You are not willing to hold securities that are subject to automatic acceleration and mandatory redemption if their Closing Indicative Value on any Trading Day equals $5.00 or less.
•	You are not willing to be exposed to the risk of a Leverage Reset Event.
•	You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.
•	You are not willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.
•	You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•	You seek an investment for which there will be an active secondary market.
•	You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the Index Constituents?

No. As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P and disseminated approximately every fifteen seconds during normal trading hours, and the Index Closing Level is published on each Trading Day. Index information, including the level of the Index, is available from NYSE and Bloomberg under the symbol AMZ. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Cash Settlement Amount, the Redemption Settlement Amount, the Call Settlement Amount or the Acceleration Settlement Amount, as the case may be.

Will the ETNs be distributed by our affiliates?

Our affiliate, CSSU, a member of FINRA, will participate in the distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material U.S. Federal Income Tax Consequences” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Index Factor and the Redemption Fee, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors — There are potential conflicts of interest between you and the Calculation Agent” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of the Index Constituents, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes we issue, or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption, our call or acceleration of the ETNs, on the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors — Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs” and “Risk Factors — Our or our affiliates’ business activities may create conflicts of interest” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA and/or the Code, entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA), and governmental, church or non-U.S. plans subject to laws substantially similar to Section 406 of ERISA or Section 4975 of the Code are permitted to purchase the ETNs. Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, will, however, be deemed to have represented and warranted, on each day such purchaser or holder holds the ETNs, that either (i) it is neither a Plan nor a Non- ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non- ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law. Please refer to the section entitled “Benefit Plan Investor Considerations” in this pricing supplement for further information. Capitalized terms not defined in this section shall have the meanings set forth in such section entitled “Benefit Plan Investor Considerations.”

HYPOTHETICAL EXAMPLES

Hypothetical Examples

The following five examples illustrate how the ETNs would perform at maturity or upon early redemption, our call or acceleration, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 1.50% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 1.50% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 1.50% per month for the first six months and then decreasing by 1.50% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 1.50% per month for the first six months, and then increasing by 1.50% per month for the next six months. Finally, Example 5 shows the Index Closing Level decreasing at a constant rate of 7.34% for ten months, upon which an acceleration upon minimum Closing Indicative Value occurs. For ease of analysis and presentation, the following five examples assume that the term of the ETNs is twelve months and each month consists of 30 calendar days, the Redemption Valuation Date or the Call Valuation Date occurs at a month end, no Coupon Amount has been paid during the term of the ETNs and that no Stub Reference Distribution Amount was paid at maturity or upon early redemption or our call. Examples 1 through 4 also assume that no acceleration upon minimum Closing Indicative Value has occurred.

In each of the five examples, we assume that the initial level for the Index is 300 and the Financing Rate (i.e., the Financing Spread plus the three-month LIBOR rate) is 1.45%.

The examples highlight the effect of monthly compounded two times leverage and the impact of the Accrued Fees on the payment at maturity or upon early redemption or our call, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the ETNs. The Financing Rate will change during the term of the ETNs, which will affect the performance of the ETNs.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amounts as of the hypothetical Maturity Date in Examples 1 through 4 are the same as the Current Principal Amounts as of Month End #12, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Example 1. The level of the Index increases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	304.50	0.0150	1.030	0.0302	$25.75	$0.0180	$0.0482	$25.70	$25.6706
2	309.07	0.0150	1.030	0.0311	$26.47	$0.0185	$0.0496	$26.42	$26.3912
3	313.70	0.0150	1.030	0.0319	$27.22	$0.0190	$0.0509	$27.17	$27.1320
4	318.41	0.0150	1.030	0.0328	$27.98	$0.0195	$0.0524	$27.93	$27.8937
5	323.19	0.0150	1.030	0.0337	$28.77	$0.0201	$0.0538	$28.71	$28.6767
6	328.03	0.0150	1.030	0.0347	$29.57	$0.0207	$0.0554	$29.52	$29.4817
7	332.95	0.0150	1.030	0.0357	$30.40	$0.0212	$0.0569	$30.35	$30.3093
8	337.95	0.0150	1.030	0.0367	$31.26	$0.0218	$0.0585	$31.20	$31.1602
9	343.02	0.0150	1.030	0.0377	$32.13	$0.0224	$0.0601	$32.07	$32.0349
10	348.16	0.0150	1.030	0.0388	$33.04	$0.0231	$0.0618	$32.97	$32.9342
11	353.38	0.0150	1.030	0.0398	$33.96	$0.0237	$0.0636	$33.90	$33.8587
12	358.69	0.0150	1.030	0.0410	$34.92	$0.0244	$0.0654	$34.85	$34.8092

Cumulative Index Return	19.56%
Return on ETNs (assumes no early redemption)	39.41%

_________________

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 2. The level of the Index decreases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	295.50	-0.0150	0.970	0.0302	$24.25	$0.0169	$0.0472	$24.20	$24.1716
2	291.07	-0.0150	0.970	0.0292	$23.48	$0.0164	$0.0456	$23.43	$23.4009
3	286.70	-0.0150	0.970	0.0283	$22.73	$0.0159	$0.0442	$22.68	$22.6547
4	282.40	-0.0150	0.970	0.0274	$22.00	$0.0154	$0.0428	$21.96	$21.9323
5	278.16	-0.0150	0.970	0.0265	$21.30	$0.0149	$0.0414	$21.26	$21.2330
6	273.99	-0.0150	0.970	0.0257	$20.62	$0.0144	$0.0401	$20.58	$20.5560
7	269.88	-0.0150	0.970	0.0249	$19.97	$0.0139	$0.0388	$19.93	$19.9005
8	265.83	-0.0150	0.970	0.0241	$19.33	$0.0135	$0.0376	$19.29	$19.2660
9	261.85	-0.0150	0.970	0.0233	$18.71	$0.0131	$0.0364	$18.68	$18.6517
10	257.92	-0.0150	0.970	0.0226	$18.12	$0.0127	$0.0352	$18.08	$18.0569
11	254.05	-0.0150	0.970	0.0218	$17.54	$0.0123	$0.0341	$17.50	$17.4812
12	250.24	-0.0150	0.970	0.0212	$16.98	$0.0119	$0.0330	$16.95	$16.9238

Cumulative Index Return	-16.59%
Return on ETNs (assumes no early redemption)	-32.22%

_________________

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 3. The level of the Index increases at a constant rate of 1.50% per month for the first six months and then decreases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	304.50	0.0150	1.030	0.0302	$25.75	$0.0180	$0.0482	$25.70	$25.6706
2	309.07	0.0150	1.030	0.0311	$26.47	$0.0185	$0.0496	$26.42	$26.3912
3	313.70	0.0150	1.030	0.0319	$27.22	$0.0190	$0.0509	$27.17	$27.1320
4	318.41	0.0150	1.030	0.0328	$27.98	$0.0195	$0.0524	$27.93	$27.8937
5	323.19	0.0150	1.030	0.0337	$28.77	$0.0201	$0.0538	$28.71	$28.6767
6	328.03	0.0150	1.030	0.0347	$29.57	$0.0207	$0.0554	$29.52	$29.4817
7	323.11	-0.0150	0.970	0.0357	$28.63	$0.0200	$0.0557	$28.58	$28.5395
8	318.27	-0.0150	0.970	0.0345	$27.72	$0.0194	$0.0539	$27.67	$27.6295
9	313.49	-0.0150	0.970	0.0334	$26.84	$0.0187	$0.0522	$26.78	$26.7485
10	308.79	-0.0150	0.970	0.0324	$25.98	$0.0182	$0.0505	$25.93	$25.8956
11	304.16	-0.0150	0.970	0.0313	$25.15	$0.0176	$0.0489	$25.10	$25.0699
12	299.60	-0.0150	0.970	0.0303	$24.35	$0.0170	$0.0473	$24.30	$24.2705

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.79%

_________________

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 4. The level of the Index decreases at a constant rate of 1.50% per month for the first six months and then increases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	295.50	-0.0150	0.970	0.0302	$24.25	$0.0169	$0.0472	$24.20	$24.1716
2	291.07	-0.0150	0.970	0.0292	$23.48	$0.0164	$0.0456	$23.43	$23.4009
3	286.70	-0.0150	0.970	0.0283	$22.73	$0.0159	$0.0442	$22.68	$22.6547
4	282.40	-0.0150	0.970	0.0274	$22.00	$0.0154	$0.0428	$21.96	$21.9323
5	278.16	-0.0150	0.970	0.0265	$21.30	$0.0149	$0.0414	$21.26	$21.2330
6	273.99	-0.0150	0.970	0.0257	$20.62	$0.0144	$0.0401	$20.58	$20.5560
7	278.10	0.0150	1.030	0.0249	$21.20	$0.0148	$0.0397	$21.16	$21.1346
8	282.27	0.0150	1.030	0.0256	$21.80	$0.0152	$0.0408	$21.75	$21.7279
9	286.51	0.0150	1.030	0.0263	$22.41	$0.0157	$0.0419	$22.37	$22.3378
10	290.81	0.0150	1.030	0.0270	$23.04	$0.0161	$0.0431	$22.99	$22.9649
11	295.17	0.0150	1.030	0.0278	$23.68	$0.0165	$0.0443	$23.64	$23.6096
12	299.60	0.0150	1.030	0.0286	$24.35	$0.0170	$0.0456	$24.30	$24.2724

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.79%

_________________

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 5. The level of the Index decreases at a constant rate of 7.34% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	277.97	-0.0734	0.853	0.0302	$21.33	$0.0149	$0.0451	$21.28	$21.2522
2	257.56	-0.0734	0.853	0.0257	$18.16	$0.0127	$0.0384	$18.12	$18.0929
3	238.65	-0.0734	0.853	0.0219	$15.46	$0.0108	$0.0327	$15.43	$15.4032
4	221.13	-0.0734	0.853	0.0186	$13.16	$0.0092	$0.0278	$13.13	$13.1134
5	204.89	-0.0734	0.853	0.0159	$11.20	$0.0078	$0.0237	$11.18	$11.1639
6	189.84	-0.0734	0.853	0.0135	$ 9.54	$0.0067	$0.0202	$ 9.52	$ 9.5043
7	175.90	-0.0734	0.853	0.0115	$ 8.12	$0.0057	$0.0172	$ 8.10	$ 8.0914
8	162.99	-0.0734	0.853	0.0098	$ 6.91	$0.0048	$0.0146	$ 6.90	$ 6.8885
9	151.02	-0.0734	0.853	0.0083	$ 5.89	$0.0041	$0.0124	$ 5.87	$ 5.8645
10	139.93	-0.0734	0.853	0.0071	$ 5.01	$0.0035	$0.0106	$ 5.00	—
11	—	—	—	—	—	—	—	—	—
12	—	—	—	—	—	—	—	—	—

Cumulative Index Return	-53.36%
Return on ETNs (assumes no early redemption)	-80.00%

_________________

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and, for Month End #10, the Acceleration Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #10, this is also the Acceleration Settlement Amount.

You may receive Coupon Amounts during the term of the ETNs or a Stub Reference Distribution Amount at maturity or upon early redemption, our call or acceleration. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the ETNs or any Stub Reference Distribution Amount you may be entitled to receive at maturity or upon early redemption, our call or acceleration.

We cannot predict the actual level of the Index on any Trading Day or the market value of your ETNs, nor can we predict the relationship between the level of the Index and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or upon early redemption, our call or acceleration, as the case may be, and the rate of return on the ETNs, will depend on the actual Index Closing Level, the Accrued Fees and the Redemption Fee, if applicable, and whether any Coupon Amount was paid during the term of the ETNs, whether any Coupon Amount is payable at maturity or upon our call or acceleration and whether any Stub Reference Distribution Amount is payable at maturity or upon early redemption, our call or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or Acceleration Settlement Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the level of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. The hypothetical performance data shown above is for illustrative purposes only and does not represent the actual future performance of the ETNs.

RISK FACTORS

Your investment in the ETNs will involve risks. The ETNs are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the ETNs is linked to the monthly compounded two times leveraged performance of the Index and any distributions made with respect to the Index Constituents. The ETNs are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituents are tied and other events that are difficult to predict and beyond our control. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks as well as the risks described in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and as incorporated by reference in the accompanying prospectus, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus, before investing in the ETNs.

You may lose some or all of your investment.

The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. If the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs, you will lose some or all of your investment at maturity or upon early redemption, our call or acceleration.

The amount of the Accrued Tracking Fee, the Accrued Financing Charge and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration.

Even if the Index Closing Level is greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in ETNs due to the Accrued Fees and, if applicable, the Redemption Fee. The amount of the Accrued Fees will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration, which could result in a loss to you on your investment, even if the Index Closing Level increases. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor. If the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, decreases, or even if the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Fees and any Redemption Fee, if applicable, you will receive less than the amount of your initial investment in the ETNs at maturity or upon early redemption, our call or acceleration. For more information on how the Accrued Fees and the Redemption Fee affect the value of the ETNs, see “Hypothetical Examples.”

The ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by investors who understand leverage risk and the consequences of seeking monthly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The ETNs are not suitable for all investors. In particular, the ETNs entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and the consequences of seeking monthly compounded two times leveraged investment results generally. Investing in the ETNs is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity or upon early redemption, our call or acceleration, will be contingent upon the monthly compounded two times leveraged performance of the Index during the term of the ETNs. There is no guarantee that you will receive at maturity or upon early redemption, our call or acceleration, your initial investment back or any return on that investment. Significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your ETNs, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the ETNs are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date or Reset Valuation Date, as compared to the most recent Index Closing Level or Reset Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your ETNs, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity or upon early redemption, our call or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Trading Day declines as compared to the most recent Index Closing Level or Reset Initial Closing Level such that, if the Closing Indicative Value of the ETNs falls below $5.00, your ETNs will be automatically accelerated, as described in more detail under “Specific Terms of the ETNs — Acceleration Upon Minimum Closing Indicative Value” beginning on page PS-49. Because of the leverage component of the ETNs, the Closing Indicative Value of the ETNs may fall below $5.00, and an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the ETNs were not leveraged.

In addition, the calculation of the number of units of each Index Constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your ETNs did not contain a leverage component.

Due to the effect of compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the ETNs, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index. The absolute level of the Accrued Fees is dependent on the path taken by the level of the Index over the term of the ETNs.

Due to the effect of compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. Further, if you invest in the ETNs, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if applicable.

Because the Current Principal Amount is reset at least monthly, you will be exposed to the leveraged compounding of returns at least monthly. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the Index performance (the “Effective Leverage”), before accounting for Accrued Fees, and the Redemption Fee, if applicable. A lower Effective Leverage will decrease any benefit you will receive from a positive Index performance. On the other hand, a higher Effective Leverage will magnify any negative Index performance.

The distributions you receive on the ETNs may be lower than those you would receive if you directly invested in a 2x leveraged portfolio of the Index Constituents.

Coupon payments on each ETN are intended to reflect the net cash dividends or distributions that you would receive at any given time if you held a 2x leveraged portfolio of the Index Constituents having the same weightings as that of the Index. Since the Current Principal Amount is reduced by the Accrued Fees on each Reset Date, over time these coupon payments may be less than the net cash dividends or distributions you could hypothetically receive on a similarly weighted 2x leveraged portfolio of the Index Constituents from which Accrued Fees are not deducted on each Reset Date. Such shortfall may be greater than the financing charges you would incur to finance such a hypothetical 2x leveraged portfolio, and may increase over time as a result of compounding.

Upon the occurrence of a Leverage Reset Event, the ETNs will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0. Leverage Reset Events may occur multiple times during the term of the ETNs and or even during the same calendar month.

A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Current Principal Amount as of the Reset Valuation Date. Leverage Reset Events can occur multiple times during the term of the ETNs and multiple times within the same calendar month. This means that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging your ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The Accrued Financing Charge may be greater than financing costs that you would incur if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Changes in the LIBOR rate may affect the value of your ETNs.

Your payment at maturity or upon early redemption, our call or acceleration, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the ETNs, the Accrued Financing Charge will also increase, which will reduce the amount payable on your ETNs at maturity or upon early redemption, our call or acceleration, and may adversely affect the market value of your ETNs.

In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined or any other reforms to LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your ETNs. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the Accrued Financing Charge and the value of your ETNs may be affected.

You are not guaranteed to receive a Coupon Amount.

You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is equal to zero. Although the Index is designed to provide exposure to a diversified basket of energy MLPs, no assurance can be given as to the amount, if any, of dividends or distributions that will be paid with respect to the Index Constituents. As a result, the Reference Distribution Amount will vary depending on the Index Constituents and the amount of dividends and distributions paid thereon. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We may redeem the ETNs prior to the Maturity Date.

On any Business Day on or after June 3, 2016, we may elect to redeem all, but not less than all, of the outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice. If we elect to redeem your ETNs pursuant to our Call Right, you may not be able to reinvest at comparable terms or returns.

If we exercise our Call Right prior to maturity, your payment on the Call Settlement Date may be less than the Index Closing Level at the time we gave the notice of our election to call the ETNs.

As discussed above, we have the right to redeem all, but not less than all, of the issued and outstanding ETNs on any Business Day starting on or after June 3, 2016 through and including the Maturity Date by providing notice to holders of the ETNs. We will provide notice at least sixteen (16) calendar days prior to the Call Settlement Date. The Call Settlement Amount per ETN will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date minus (d) the Accrued Fees as of the Call Valuation Date. The Call Valuation Period will be a period of five consecutive Trading Days to, and including, the Call Valuation Date. The Call Valuation Date will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event. It is possible that the market prices of the relevant Index Constituents, and, as a result, the Index Closing Level and, in turn, the Index Factor of the ETNs, may vary significantly between when we provide the Call Notice and the Call Valuation Date, including potentially as a result of our trading activities during this period, as described further under “— Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products on such Index Constituents or the Index may impair the market value of the ETNs.” As a result, you may receive a Call Settlement Amount that is significantly less than the Index Closing Level on the Call Notice date and may be less than the amount of your initial investment in your ETNs.

The ETNs may not be a suitable investment for you.

The ETNs may not be a suitable investment for you if:

•	You are not willing to accept the risk that you may lose some or all of your investment.

•	You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.
•	You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.
•	You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.
•	You are not willing to hold securities that are subject to automatic acceleration and mandatory redemption if their Closing Indicative Value on any Trading Day equals $5.00 or less.
•	You are not willing to be exposed to the risk of a Leverage Reset Event.
•	You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.
•	You are not willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.
•	You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.
•	You seek an investment for which there will be an active secondary market.
•	You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The ETNs may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the Closing Indicative Value for the ETNs on any Trading Day equals $5.00 or less, all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us and holders of the ETNs will receive the Acceleration Settlement Amount as determined by the Calculation Agent as described herein. The Acceleration Settlement Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during one or more Trading Days during the Acceleration Valuation Period. As a result, depending on the Index Factor as of the Acceleration Valuation Date, you will lose some or all of your investment. The ETNs will be automatically accelerated and redeemed even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the Acceleration Valuation Period. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the ETNs.

There are restrictions on the minimum number of ETNs you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 ETNs, the minimum redemption amount, at one time. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of early redemption, substantially in the form of Annex A (the “Redemption Notice”), to us by email or other electronic delivery as requested by us. If the Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Trading Day, the immediately following Trading Day will be the applicable Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date.

If we receive your Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, we will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to the applicable Redemption Valuation Date. We or one of our affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective.

Notwithstanding the foregoing, we may, at our option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by us that a written indication of an offer for early redemption has otherwise been accepted by us. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by us.

You may not request redemption of your ETNs after May 6, 2036 or after the fifth Trading Day preceding the Call Valuation Date or the Acceleration Valuation Date.

You may not request early redemption of your ETNs after May 6, 2036, which is the final Redemption Notice Date. In such case, your ETNs will instead be sold on the scheduled Maturity Date. You may not request early redemption of your ETNs if we deliver or have delivered a Call Notice, and your request is received on any Trading Day after the fifth Trading Day preceding the Call Valuation Date. In such case, your ETNs will instead be redeemed at our option on the relevant Call Settlement Date. You also may not request early redemption of your ETNs after the fifth Trading Day preceding the Acceleration Valuation Date. If the Closing Indicative Value of the ETNs on any Trading Day equals $5.00 or less, you will no longer be permitted to request early redemption of your ETNs and your ETNs will instead be automatically accelerated and mandatorily redeemed on the Acceleration Settlement Date. The Call Settlement Amount or Acceleration Settlement Amount, as applicable, may differ from the Redemption Settlement Amount you would have received had you redeemed your ETNs and may be payable on a different date than the Redemption Settlement Date.

You will not know the Redemption Settlement Amount for any ETNs you elect to redeem prior to maturity at the time you make such election.

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) prior to 4:00 p.m. (New York City time) on the Business Day prior to your desired Redemption Valuation Date. The Redemption Settlement Amount cannot be determined until such Redemption Valuation Date, and as such you will not know the Redemption Settlement Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Redemption Settlement Amount for your ETNs on the Redemption Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The ETNs are subject to the credit risk of Credit Suisse.

The ETNs are senior unsecured debt obligations of the issuer, Credit Suisse, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Coupon Payment, if any, payment at maturity or upon early redemption, our call or acceleration, depends on our ability to satisfy our obligations as they come due. As a result, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads will affect the market value, if any, of the ETNs prior to maturity, early redemption, our call or acceleration. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Changes in our credit ratings may affect the market value of the ETNs.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

You have no rights or interests in any of the Index Constituents or rights to receive any equity securities.

Investing in the ETNs will not make you a holder of any rights or interest in an Index Constituent. Neither you nor any other holder or owner of the ETNs will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituents. The Cash Settlement Amount, the Redemption Settlement Amount, the Call Settlement Amount or Acceleration Settlement Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents.

The calculation of the Reference Distribution Amount and the Stub Reference Distribution Amount is based on net, rather than gross, cash distributions, which may result in a lower Coupon Amount.

The Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, that a Reference Holder of the Index Constituents would have received. This means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes. Only the cash distributions of non-U.S. Index Constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash distributions. Such adjustments, if applicable, are made without regard to how Credit Suisse offsets or hedges its exposure arising from the issuance of the ETNs. In the event that the calculation of the Reference Distribution Amount or Stub Reference Distribution Amount is affected by any applicable withholding taxes, we will not compensate you for such reductions by paying the additional amounts described in the accompanying prospectus and prospectus supplement under “Description of Debt Securities — Payment of Additional Amounts.”

The market value of the ETNs may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate greatly during the term of the ETNs. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

•	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;
•	the market prices of the Index Constituents;
•	the dividend or distribution rates paid by the Index Constituents;
•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including to the extent affected by inventory positions held by us or any market maker;
•	the amount of the Accrued Fees;
•	interest rates;
•	economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituents, or that affect markets generally;
•	supply and demand in the listed and over-the-counter derivative markets;
•	supply and demand, as well as hedging activities in the equity-linked structured product markets; and
•	the actual and perceived creditworthiness of Credit Suisse.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor. Therefore, you may sustain a significant loss on your investment in the ETNs.

Risks associated with the energy industry.

The Index Constituents represent MLPs that have been issued by companies engaged in or exposed to the energy industry, including the oil and gas sector. In addition, many of the MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. Equities in the energy industry are significantly affected by a number of factors including:

•	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;
•	changes in tax or other laws affecting master limited partnerships generally;
•	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;
•	changes in the relative prices of competing energy products;
•	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;
•	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;
•	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;
•	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and
•	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index Constituents to decline during the term of the ETNs.

Energy MLP market risks may affect the trading value of the ETNs and the amount you will receive at maturity.

We expect that the Index will fluctuate in accordance with changes in the financial condition of the Index Constituents and certain other factors. The financial condition of the Index Constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the level of the Index and thus in the value of the ETNs. ETNs are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Constituents change. Investor perceptions of the Index Constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index is expected to fluctuate until the Maturity Date.

The Index Sponsor and Index Calculation Agent may, in their sole discretion, discontinue the public disclosure of the level of the Index or the Index Closing Level, and the Index Sponsor may adjust the Index in a way that affects the level of the Index.

GKD Index Partners LLC serves as the Index Sponsor and S&P serves as the Index Calculation Agent. The Index Sponsor and the Index Calculation Agent are not under any obligation to continue to calculate and publish the level of the Index or the Index Closing Level or required to calculate similar values for any Successor Index. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday values related to the Index required to maintain any listing of the ETNs on the NYSE Arca. If the ETNs are not approved for listing, or if they are approved and later become delisted, the liquidity of the market for the ETNs may be materially and adversely affected and you may sustain significant losses if you sell your ETNs in the secondary market. We are not required to maintain any listing of the ETNs on the NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the level of the Index, and the Index Sponsor does not have any obligation to consider your interests. The Index Sponsor can add, delete or substitute the Index Constituents or make other methodological changes that could change the Index Closing Level. You should realize that the changing of Index Constituents may affect the Index, as a newly added Index Constituent may perform significantly better or worse than the Index Constituent or Index Constituents it replaces.

Any of these actions could adversely affect the value of the ETNs. The Index Calculation Agent does not have any obligation to consider your interests in calculating the Index, and the Index Sponsor does not have any obligation to consider your interests in revising the Index. See “The Alerian MLP Index.”

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 50,000 ETNs.

As stated on the cover of this pricing supplement, we sold a portion of the ETNs following the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through CSSU, our affiliate, as agent, to investors and to dealers acting as principals. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs. We may suspend or cease sales of the ETNs at any time, at our sole discretion. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any Redemption Settlement Date.

Changes that affect the composition and calculation of the Index will affect the market value of the ETNs and the Redemption Settlement Amount.

The amount payable on the ETNs and their market value could be affected if S&P, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Closing Level is required to be determined, the Calculation Agent will determine the relevant Index levels using the closing trading price and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability.

Historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.

The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon early redemption, our call or acceleration, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index Constituents will determine the Index Closing Level on the Maturity Date, any given Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Index Closing Level at other times during the term of the ETNs. As a result, it is impossible to predict whether the Index Closing Level will rise or fall.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses.

We have applied to list the ETNs on the NYSE Arca. However, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. Certain affiliates of Credit Suisse may engage in limited purchase and resale transactions in the ETNs, although they are not required to do so and may stop at any time. If an active secondary market develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Even if an active secondary market for the ETNs develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your ETNs in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the early redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Closing Indicative Value and the Intraday Indicative Value of the ETNs will published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement. Any premium may be reduced or eliminated at any time.

The Closing Indicative Value may differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount.

Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount. The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

•	The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;
•	The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
•	The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
•	The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs.

As described below under “Supplemental Use of Proceeds and Hedging” on page PS-57, Credit Suisse or its affiliates may hedge their obligations under the ETNs by purchasing the Index Constituents, futures or options on the Index Constituents or the Index or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituents, futures, options or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index at any time.

Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituents and/or the level of the Index and, therefore, the market value of the ETNs. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or our affiliates may also engage in trading in the Index Constituents and other investments relating to the Index Constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the Index Constituents and the level of the Index and, therefore, the market value of the ETNs. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituents or the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the ETNs.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the Index Constituents, the level of the Index or the market value of the ETNs.

We and our affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. The ETNs are linked to an Index that is intended to measure the performance of energy MLPs. Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

Our or our affiliates’ business activities may create conflicts of interest.

As noted above, we and our affiliates expect to engage in trading activities related to the Index and the Index Constituents that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the ETNs.

An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the ETNs. An Index Constituent may also be removed from the Index, as described under “The Alerian MLP Index.”

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, Credit Suisse International (“CSi”), will serve as the Calculation Agent. CSi will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon early redemption, our call or acceleration. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the ETNs — Calculation Agent” on page PS-51. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituents or the Index has occurred or is continuing on a day during the Call Valuation Period or the Final Valuation Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment of whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Valuation Period.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Valuation Period, the Call Valuation Period or the Acceleration Valuation Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the level of the Index on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date, the Call Valuation Date, the Acceleration Valuation Date or the applicable Redemption Valuation Date for the ETNs be postponed by more than three Trading Days. As a result, the applicable Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date for the ETNs could also be postponed, although not by more than three Trading Days. If the Final Valuation Date, the Call Valuation Date, the Acceleration Valuation Date or the applicable Redemption Valuation Date is postponed to the last possible Trading Day, but a market disruption event occurs or is continuing on such last possible Trading Day, that Trading Day will nevertheless be the final Trading Day in the Final Valuation Period, the Acceleration Valuation Period or the Call Valuation Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible Trading Day in the Final Valuation Period, the Acceleration Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the ETNs — Market Disruption Event.”

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for the licensing arrangements discussed under “The Alerian MLP Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the ETNs and the payment at maturity. The Calculation Agent may designate a Successor Index in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the payment you receive at maturity or upon early redemption, our call or acceleration will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the ETNs — Market Disruption Event” on page PS-51 and “Specific Terms of the ETNs — Calculation Agent” on page PS-51. The Index Sponsor is not involved in the offer of the ETNs in any way and has no obligation to consider your interest as an owner of the ETNs in taking any actions that might affect the market value of your ETNs.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the ETNs, should make your own independent investigation into the Index Sponsor and the Index.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the ETNs, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the ETNs. See “Specific Terms of the ETNs — Market Disruption Event.”

Credit Suisse is subject to Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, FINMA may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the ETNs.

Significant aspects of the tax treatment of the ETNs are uncertain.

Significant aspects of the tax treatment of the ETNs are uncertain. No ruling has been requested from the IRS with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material U.S. Federal Income Tax Consequences” for a description of the manner in which we intend and, by acceptance of the ETNs, you agree to treat the ETNs for U.S. federal income tax purposes. One uncertainty is the application of “constructive ownership transaction” rules under section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), to ownership of ETNs. Under Code section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity,” which would include an equity interest in an MLP. Because the Index references equity interests in multiple MLPs, Code section 1260 likely applies to ETNs that reference the Index. In that case, even if some or all of your gain from the redemption, exchange, sale or maturity of your ETNs would otherwise constitute capital gain, such gain may be characterized as ordinary income rather than long-term capital gain (and an interest charge may apply as if such income had accrued for tax purposes at a constant yield over the term of your ETNs) unless you can demonstrate by clear and convincing evidence that under the relevant rules such gain is long-term capital gain. You should review the discussion of the Constructive Ownership Transaction Rules on page PS-60 and should consult your own tax advisor regarding the potential application of these rules. Regardless of the application of Section 1260, it is possible that some or all of the return from the ETNs may be treated as ordinary income rather than capital gain for other reasons as discussed under “Material U.S. Federal Income Tax Consequences.”

The proper treatment of any Coupon Amount (including amounts realized in respect of accrued and unpaid Coupon Amounts) and Stub Reference Distribution Amount is also unclear. We intend to withhold tax from payments of such amounts to any non-U.S. holders (as defined herein), generally at a rate of 30 percent (as reduced by any applicable treaty). You should consult your own tax advisor regarding the treatment of Coupon Amounts and Stub Reference Distribution Amounts.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend and, by acceptance of the ETNs, you agree to treat ETNs for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” beginning on page PS-58 unless there is a change in law, regulation, or relevant guidance.

THE ALERIAN MLP INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its Index Constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. A rule book governing these matters, including the complete Index methodology, is published by GKD Index Partners LLC, d/b/a Alerian (“Alerian” or the “Index Sponsor”) and S&P, and available at https://www.alerian.com/indices/amz-index/. The rule book reflects the policies of, and is subject to change by, the Index Sponsor. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Closing Levels are calculated and published by S&P in consultation with the Index Sponsor. The Index Sponsor is responsible for the day-to-day management of the Index and reviews all rule book modifications and Index Constituent changes. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index measures the composite performance of leading energy Master Limited Partnerships (“MLPs”) that represent approximately 85% of total energy MLP float-adjusted market capitalization. As of May 12, 2016, the Index included 43 MLPs. The Index is calculated by S&P using a float-adjusted, capitalization-weighted methodology. The Index is disseminated real-time under the ticker symbol “AMZ” and the total return version of the Alerian MLP Index is disseminated real-time under the ticker symbol “AMZX”. Index values, yields, constituents, and announcements regarding rebalancings can be found at www.alerian.com.

Documents Used to Calculate the Index

The following documents are used to calculate units outstanding and investable weight factors:

•	Index Constituent press releases;
•	Annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F);
•	Quarterly reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K);
•	Certain registration statements pursuant to Rules 415 and 462 of the Securities Act of 1933 (S-1, S-3);
•	Prospectuses and prospectus supplements pursuant to Rule 424(b);
•	Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A); and
•	Current reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K).

Schedules pursuant to the Securities Exchange Act of 1934 (13D, 13G), forms pursuant to Section 16(a) of the Securities Exchange Act of 1934 (4), and certain registration statements pursuant to the Securities Act of 1933 (S-8) are not used in the aforementioned calculations.

Units Outstanding

Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units and paid-in-kind units. Units excluded from the calculation of units outstanding are general partner (“GP”) units, management incentive units, and tradable, non-common units.

The number of units outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or SEC document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a constituent’s units outstanding. (The word “reflected” here means for Index share calculation and constituent selection purposes only. Changes to units outstanding and IWFs (as defined below), as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.)

Qualifying Transaction	Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market equity offerings	As reported in periodic reports, prospectuses, or proxies

Investable Weight Factors

A constituent’s investable weight factor (“IWF”) is calculated as follows:

(Units outstanding – Non-common units – Unregistered common units – Insider-owned common units)
Units outstanding

Insider-owned common units: For the purposes of this calculation, insider-owned common units are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a constituent’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group,” plus common units owned by GPs and/or persons or entities with board representation. Though insiders file Forms (4) and Schedules (13) to indicate changes to their ownership position between annual reports and proxies, they are not factored into the calculation. Other documents (e.g., press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a GP are factored into the calculation immediately.

Index Constituent Criteria

A company or partnership must meet the following criteria in order to be eligible for addition to the Index:

•	Be a publicly traded partnership or limited liability company (“LLC”).
•	Earn the majority of its cash flow from qualifying activities involving energy commodities (exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition).
•	Represent the primary limited partner interests of a partnership or LLC that is an operating company (this criteria is meant to exclude, among others, the following types of securities: GPs, i-units, preferred units, exchange-traded products, open-end funds, closed-end funds and royalty trusts).
•	Declared a distribution for the trailing two quarters.
•	Have a median daily trading volume of at least $2.5 million for the six-month period preceding the data analysis date.
•	Have an adjusted market capitalization (“AMC”) in the top 95% of total energy MLP float-adjusted market capitalization.

A non-constituent will only be added to the index during the (a) quarterly rebalancing process if it meets all criteria, or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed, and (ii) meets all criteria. A constituent will remain in the index if it continues to meet the first five criteria and has an AMC greater than or equal to 80% of the AMC of the smallest company in the top 95% of total energy MLP float-adjusted market capitalization. Index Constituents will only be removed from the index for failing to meet criteria during the quarterly rebalancing process. A non-constituent that has entered into a merger agreement to be acquired is not eligible to be added to the index.

These criteria are reviewed regularly to ensure consistency with industry trends.

Index Equations

The Index is calculated according to the following equations:

•	[Initial Divisor] = [Index Market Capitalization on December 29, 1995] / 100

•	[Index Value] = [Index Market Capitalization] / Index Divisor
•	[Post-Rebalance Divisor] = [Post-Rebalance Index Market Capitalization] / [Pre-Rebalance Index Value]

As of May 12, 2016, the Index Divisor is equal to 577472119.146846.

Index Rebalancings

Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September and December, and are effective at the open of the next trading day. In the event that the major U.S. exchanges are closed on the third Friday of March, June, September or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are compiled and analyzed as of 4:00 p.m., Eastern Time, on the last trading day of February, May, August and November. The index shares of each constituent are then calculated according to its proportion of the total float-adjusted market capitalization of all Index Constituents, and assigned after market close on the quarterly rebalancing date. Since index shares are assigned based on prices on the last trading day of February, May, August and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more Index Constituents, the special rebalancing will take place one trading day after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Data relating to the selection of a replacement constituent are compiled and analyzed as of 4:00 p.m., Eastern Time, two (2) trading days prior to the last required merger vote. Only the units outstanding and IWFs of new and surviving Index Constituents in a merger-related special rebalancing will be updated to reflect the latest information available. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.

Treatment of Distributions

The Index is a price-return index that does not account for cash distributions. The total return version of the Alerian MLP Index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Base Date

The base date for the Index is December 29, 1995, with a base value of 100.

Index Governance

An independent advisory board of MLP and energy infrastructure executives, legal partners, and senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is comprised of a minimum of five (5) members, all of whom must be independent. The CEO of Alerian presents to the board on a quarterly basis, on the Thursday prior to the second Friday of each March, June, September and December. A board book is distributed in advance of each meeting so that board members have the ability to review proposed Index changes, if any, and the supporting data and Index methodology prior to the meeting. Alerian believes that information regarding methodology modifications and constituent changes is material and can have an impact on the market. Consequently, all board discussions are confidential. Alerian believes that this process leads to unmatched independence and attention to detail in MLP and energy infrastructure indexing.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100.00 on December 29, 1995, which is referred to as the “Index Commencement Date.” The Index Sponsor began calculating the Index on June 1, 2006. Therefore, the historical information for the period from the Index Commencement Date until June 1, 2006 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index Commencement Date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 1, 2006 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the ETNs. The historical or estimated historical Index returns do not give an indication of the future performance of the Index. Credit Suisse cannot make any assurance that the future performance of the Index will result in holders of the ETNs receiving a positive return on their investment.

The table below shows the historical and estimated historical returns of the Index and the total return version of the Alerian MLP Index from December 29, 1995 through May 12, 2016.

	Index (AMZ)		Total Return Version of the Alerian MLP Index (AMZX)
Year	Ending Level	Annual Return	Ending Level	Annual Return
1995	100.00		100.00
1996	108.14	8.14%	116.60	16.60%
1997	126.80	17.26%	147.15	26.20%
1998	114.72	-9.53%	142.76	-2.98%
1999	98.64	-14.02%	131.60	-7.82%
2000	131.08	32.89%	191.75	45.71%
2001	176.27	34.48%	275.61	43.73%
2002	158.64	-10.00%	266.35	-3.36%
2003	214.26	35.06%	384.99	44.54%
2004	234.67	9.53%	449.17	16.67%
2005	237.41	1.17%	477.56	6.32%
2006	282.93	19.17%	602.06	26.07%
2007	301.13	6.43%	678.64	12.72%
2008	176.29	-41.46%	428.12	-36.92%
2009	285.39	61.89%	755.26	76.41%
2010	363.55	27.39%	1026.04	35.85%
2011	389.93	7.26%	1168.41	13.88%
2012	385.09	-1.24%	1224.48	4.80%
2013	463.80	20.44%	1562.21	27.58%
2014	459.40	-0.95%	1637.25	4.80%
2015	289.76	-36.93%	1103.67	-32.59%
2016 (through 5/12/16)	294.03	1.47%	1170.27	6.03%

Historical and Estimated Historical results are not indicative of future results.

The table below shows the historical and estimated historical returns of the Index and the total return version of the Alerian MLP Index from December 29, 1995 through May 12, 2016. The data in the table below consists of estimated historical data for the period from December 29, 1995 until June 1, 2006 and actual historical data which is limited to the period from June 1, 2006 through May 12, 2016.

	Index (AMZ)	Total Return Version of Alerian MLP Index (AMZX)
Return	194.03%	1070.27%
Annualized Return	5.43%	12.83%

Historical information presented is as of May 12, 2016 and is furnished as a matter of information only. Historical and estimated historical performance of the Index and the total return version of the Alerian MLP Index is not an indication of their future performance. Future performance of the Index and the total return version of the Alerian MLP Index may differ significantly from their historical and estimated historical performance, either positively or negatively.

The graph below illustrates the pro forma and historical performance of the Index and the total return version of the Alerian MLP Index from December 29, 1995 to May 12, 2016.

Announcements

Constituent changes on quarterly rebalancing dates will be announced at 8:30 a.m. Eastern Time, on the second Friday of March, June, September and December. Constituent changes related to special rebalancings resulting from mergers will be announced at 8:30 a.m. Eastern Time on the trading day prior to the last required merger vote. Constituent changes related to special rebalancings resulting from other types of delistings or bankruptcies will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable and non-exclusive license, for a fee, with the right to use the Index in connection with certain securities, including the ETNs.

All disclosures contained in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor, in consultation with the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Disclaimer

The ETNs are not issued, sponsored, endorsed, sold, or promoted by Alerian. Alerian makes no representation or warranty, express or implied, to the purchasers or owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Alerian MLP Index to track general market performance. Alerian’s only relationship to CSSU is the licensing of the Index, which is determined, composed, and calculated by Alerian without regard to CSSU or the ETNs. Alerian is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the ETNs to be issued. Alerian has no obligation or liability in connection with the issuance, administration, marketing, or trading of the ETNs. Alerian hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Index or any data included therein. In no event shall Alerian have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. Alerian, Alerian MLP Index, Alerian MLP Total Return Index, AMZ, and AMZX are trademarks of Alerian and their use is granted under a license from Alerian.

VALUATION OF THE INDEX AND THE ETNS

Intraday Index Level

On each Trading Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZ”. The actual Index Closing Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Closing Level used to determine your payment at maturity or upon early redemption, our call or acceleration.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published every 15 seconds will be based on the intraday prices of the Index Constituents.

Closing Indicative Value of the ETNs

The Closing Indicative Value of the ETNs on the Initial Trade Date will be equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal:

(a)	the product of
(i)	the Current Principal Amount, multiplied by
(ii)	the Index Factor as of such Trading Day, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d)	the Accrued Fees as of such Trading Day.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Although the Closing Indicative Value approximates the Cash Settlement Amount, the Redemption Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Redemption Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount. The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

•	The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;
•	The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
•	The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•	The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value of the ETNs

Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor, and is equal to:

(a)	the product of
(i)	the Current Principal Amount, multiplied by
(ii)	the Index Factor calculated based on the most recently reported intraday level of the Index at such time, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d)	the Accrued Fees as of such Trading Day.

The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value.

The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The Closing Indicative Value and the Intraday Indicative Value of the ETNs will published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement.

The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment you may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during normal trading hours, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity or upon early redemption, our call or acceleration.

The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Trading Price of the ETNs

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time or any other payment you are entitled to receive on the ETNs, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the indicative value of the ETNs at such time or any other payment you may be entitled to receive on the ETNs, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Any premium may be reduced or eliminated at any time. Paying such a premium purchase price could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are called at our option, in which case you will be entitled to receive a cash payment based on the Index Closing Level on the relevant determination dates. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

See “Risk Factors — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — The Closing Indicative Value may differ materially from the Cash Settlement Amount, the Call Settlement Amount, the Redemption Settlement Amount and the Acceleration Settlement Amount.”

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated May 4, 2015 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as supplemented, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

We describe the general terms of the ETNs in more detail below.

Coupon Payment

For each ETN you hold on the applicable Coupon Record Date you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date (the “Coupon Amount”). The Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date.

The “Reference Distribution Amount” is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date, the Call Valuation Date or the Acceleration Valuation Date may be the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable, subject to adjustment as described herein. The initial Coupon Payment Date will be June 21, 2016.

If the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date, (b) the Call Settlement Date, or (c) the Acceleration Settlement Date if, as of the corresponding Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable. See “— Cash Settlement Amount at Maturity,” “— Our Call Right” and “— Acceleration Upon Minimum Closing Indicative Value.”

The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date will be May 31, 2016.

The “Coupon Record Date” means the ninth (9th) Business Day following the corresponding Coupon Valuation Date.

The “Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date).

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

The “Index Divisor” is, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index.

“record date” means, with respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date” means, with respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” for the ETNs is May 16, 2036.

For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity.

The “Stub Reference Distribution Amount” is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date, Call Valuation Date or Acceleration Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

As of any date of determination, the “Accrued Fees” will be the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.

The “Final Valuation Period” is the five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

The “Final Valuation Date” is May 13, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.

The “Financing Level” is, as of any date of determination, an amount equal to the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date will equal $0. As of any other Trading Day, the Accrued Financing Charge will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The “Financing Rate” is, as of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Accrued Tracking Fee” as of the Initial Trade Date will equal $0. As of any other Trading Day, the Accrued Tracking Fee will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

The “Tracking Fee” is, as of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.

The “Tracking Rate” is 0.85% per annum.

The “ETN Performance Factor” is, as determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level) / Reset Initial Closing Level.

The “Current Principal Amount” will equal $25.00 per ETN on the Initial Trade Date.

With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day.

“Reset Date” refers to any Monthly Reset Date and any Leverage Reset Date. In the event of a Leverage Reset Event, the Current Principal Amount will be reset as described below under “— Leverage Reset Events.”

“Monthly Reset Date” is the first Trading Day of each month, beginning on June 1, 2016 and ending on May 1, 2036, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

“Monthly Valuation Date” is the last Trading Day of each month, beginning on May 31, 2016 and ending on April 30, 2036, subject to adjustment as described under “— Market Disruption Event.”

“Reset Valuation Date” refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day, will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, on (1) any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” is 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Index Calculation Agent” will be Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) (“Standard & Poor’s” or “S&P”). The Index Calculation Agent will be responsible for calculating and publishing the level of the Index.

“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below under “— Redemption Procedures” and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day commencing on May 18, 2016 through and including the final Redemption Notice Date, which will be May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”) provided that

(i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for redemption with those of other investors to reach this minimum amount of 50,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.” You must comply with the early redemption procedures described below in order to redeem your ETNs.

The “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date (as defined below), subject to adjustment as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your ETNs, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable ETN you hold you will receive a cash payment on the relevant Redemption Settlement Date equal to:

(a)	the product of
(i)	the Current Principal Amount multiplied by
(ii)	the Index Factor as of the Redemption Valuation Date, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus
(d)	the Accrued Fees as of the Redemption Valuation Date, minus
(e)	the Redemption Fee.

We refer to this cash payment as the “Redemption Settlement Amount.”

If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We will inform you of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption.

The “Accrued Fees” will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The “Accrued Tracking Fee” as of any Redemption Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.

The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of the applicable Redemption Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the applicable Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the applicable Redemption Valuation Date, divided by (b) 360.

The “Redemption Fee” means the product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.

Early Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date. If Credit Suisse receives your Redemption Notice prior to 4:00 p.m. (New York City time), on any Trading Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Instruct your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. (New York City time) and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Any ETNs previously redeemed at your option may be cancelled on the Redemption Settlement Date. Consequently, if the redeemed ETNs are indeed cancelled as of such Redemption Settlement Date, such ETNs will no longer be considered outstanding.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Our Call Right

We have the right to call all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice (the “Call Notice”) to the holders of the ETNs, such call to occur on any Business Day starting on or after June 3, 2016 through and including the Maturity Date (the “Call Settlement Date”). We will specify the Call Settlement Date in the Call Notice. In the event we exercise our Call Right, you will receive for each ETN you hold a cash payment equal to:

(a)	the product of
(i)	the Current Principal Amount multiplied by
(ii)	the Index Factor as of the Call Valuation Date, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus
(d)	the Accrued Fees as of the Call Valuation Date.

We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the Call Settlement Amount will be zero.

The “Call Valuation Date” will be a scheduled Trading Day whose date is specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

We will inform you of such Call Settlement Amount on the first Business Day following the Call Valuation Date.

You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call.

The Accrued Fees will be calculated as of the Call Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Call Valuation Date plus (ii) the Accrued Financing Charge as of the Call Valuation Date.

The “Accrued Tracking Fee” as of the Call Valuation Date is an amount equal to the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date.

The “Accrued Financing Charge” as of the Call Valuation Date will equal (i) the Financing Rate as of the Call Valuation Date, multiplied by (ii) the Financing Level as of the Call Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Call Valuation Date occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date, divided by (b) 360.

Acceleration Upon Minimum Closing Indicative Value

If, at any time, the Closing Indicative Value (as defined below) for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date (the “Acceleration Valuation Period”), for a cash payment equal to the Acceleration Settlement Amount. The final Trading Day of the Acceleration Valuation Period is the “Acceleration Valuation Date.”

If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the third Trading Day following the Acceleration Valuation Date (the “Acceleration Settlement Date”) equal to:

(a)	the product of
(i)	the Current Principal Amount multiplied by
(ii)	the Index Factor as of the Acceleration Valuation Date, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus
(d)	the Accrued Fees as of the Acceleration Valuation Date.

We refer to this cash payment as the “Acceleration Settlement Amount.” If the amount so calculated is less than zero, the Acceleration Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. If the minimum Closing Indicative Value threshold of the ETNs has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Settlement Amount in respect of your investment in the ETNs.

You may lose some or all of your investment upon acceleration. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon acceleration.

The “Accrued Fees” will be calculated as of the Acceleration Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Acceleration Valuation Date and (ii) the Accrued Financing Charge as of the Acceleration Valuation Date.

The “Accrued Tracking Fee” as of the Acceleration Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date.

The “Accrued Financing Charge” as of the Acceleration Valuation Date will equal (i) the Financing Rate as of the Acceleration Valuation Date, multiplied by (ii) the Financing Level as of the Acceleration Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Acceleration Valuation Date occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date, divided by (b) 360.

Subject to the prior verification by the Calculation Agent that the Closing Indicative Value of $5.00 or less was accurately calculated by the IV Calculation Agent, we must provide notice to the holders of the ETNs that the minimum Closing Indicative Value threshold of the ETNs has been breached not less than five calendar days prior to the Acceleration Settlement Date.

The “Closing Indicative Value” of the ETNs on the Initial Trade Date will be equal to $25.00 and on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.

The “IV Calculation Agent” will be NYSE Arca. The IV Calculation Agent will calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

Leverage Reset Events

A Leverage Reset Event will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of the ETNs relative to such an increase before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0.

Upon the occurrence of a Leverage Reset Event, the Current Principal Amount of the ETNs will be reset on the applicable Leverage Reset Date so that it will equal (a) the product of the Current Principal Amount as of the immediately preceding Trading Day and the Index Factor on the immediately preceding Leverage Reset Valuation Date, minus (b) the Accrued Fees on the immediately preceding Leverage Reset Valuation Date.

In the event of a Leverage Reset Event, the Financing Rate will not be adjusted.

Leverage Reset Events may occur multiple times over the term of the ETNs and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging the ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The “Accrued Fees” will be calculated as of the Leverage Reset Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Leverage Reset Valuation Date and (ii) the Accrued Financing Charge as of the Leverage Reset Valuation Date.

The “Accrued Tracking Fee” as of the Leverage Reset Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or if the Trading Day occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date.

The “Accrued Financing Charge” as of the Leverage Reset Valuation Date will equal (i) the Financing Rate as of the Leverage Reset Valuation Date, multiplied by (ii) the Financing Level as of the Leverage Reset Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, if the Reset Valuation Date occurs prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date, divided by (b) 360.

An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Averaging Trading Day.

With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment. The “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment as described under “— Market Disruption Event.”

Calculation Agent

Our affiliate, Credit Suisse International (“CSi”), will act as the calculation agent (the “Calculation Agent”). The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, whether an acceleration upon minimum Closing Indicative Value has occurred, whether a Leverage Reset Event has occurred, and whether any day is a Business Day or a Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holders of the ETNs shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption, our call or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time), on the Trading Day immediately preceding the Maturity Date, any Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts representing the Closing Indicative Value, the Coupon Amount, if any, the Redemption Settlement Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, the Acceleration Settlement Amount, if any, per ETN, the Cash Settlement Amount, if any, per ETN, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the ETNs per holder will be rounded to the nearest cent, with one-half cent or greater rounded upward and less than one-half cent rounded downward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Trading Day (as defined below), the Index Closing Level for such Averaging Trading Day will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Trading Day”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Trading Day would fall on a date originally scheduled to be an Averaging Trading Day. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Trading Day, for purposes of determining the Index Closing Level on any Averaging Trading Day, the Calculation Agent, as the case may be, will apply the Index Closing Level for such Deferred Averaging Trading Day (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Trading Day. For example, if the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period as applicable, for purposes of calculating the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such applicable Valuation Period, then the Index Closing Level on October 4 will be used twice to calculate the Cash

Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable, and such Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on any Redemption Valuation Date, the Index Closing Level for such Redemption Valuation Date will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Settlement Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Settlement Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Trading Day, Reset Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.

If a Market Disruption Event occurs on any Reset Valuation Date, the Index Closing Level for such Reset Valuation Date will be determined by the Calculation Agent on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing. If any Reset Valuation Date is postponed as described above, the succeeding Reset Date will occur on the Trading Day immediately following the postponed Reset Valuation Date.

An “Averaging Trading Day” means each of the Trading Days during a Valuation Period, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to rely on the Index Closing Level on such date.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two (2) hours or during the one-half (1/2) hour before the close of trading in the applicable market or markets;
(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c)	the level of the Index is not published; or
(d)	in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Supplemental Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the entity that publishes the Index discontinues publication of or otherwise fails to publish the Index, and such entity or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Index Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

If the entity publishing the Index discontinues publication of the Index prior to, and such discontinuation is continuing on any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The Alerian MLP Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Default Amount on Acceleration

If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Trading Day in the last applicable Valuation Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs. This action may involve changing some of the terms that apply to the Senior Medium-Term Notes, accelerating the maturity of the Senior Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities — Events of Default.”

Default Amount

The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the ETNs. That cost will equal the sum of:

(a)	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
(b)	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

(a)	no quotation of the kind referred to above is obtained, or
(b)	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Current Principal Amount of the ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity or upon early redemption, our call or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities — Interest and Interest Rates” in the accompanying prospectus, any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders,” “— Our Call Right” and “— Acceleration Upon Minimum Closing Indicative Value” above.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Index Closing Level applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Booking Branch

The ETNs will be booked through Credit Suisse AG, Nassau Branch.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the Index Constituents, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the Index Closing Level, there can be no assurance that the Index Closing Level will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the Index Closing Level), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps or other derivative or synthetic instruments relating to the Index or the Index Constituents or other instruments linked to the Index or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Coupon Valuation Date, the Final Valuation Date, any Redemption Valuation Date, the Call Valuation Date or the Acceleration Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or Acceleration Settlement Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the Index Closing Level and, as a consequence, the market value of the ETNs and the amount payable at maturity or upon early redemption, our call or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended. Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your ETNs. In the opinion of Milbank, Tweed, Hadley & McCloy, acting as special tax counsel, for U.S. federal income tax purposes, the ETNs should be treated as a prepaid financial contract, with respect to the Index that is eligible for open transaction treatment in part. Thus, we intend to so treat the ETNs. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all tax purposes in accordance with such characterization.

Alternative Characterizations

You should be aware that the characterization of the ETNs as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse.

Alternatively, the IRS could seek to treat the ETNs as forward contracts that mature on the next date the Index is Rebalanced (as defined below). Under this treatment, you could recognize short term gain or loss on each Rebalancing date. Any such losses may be subject to the Code section 1091 “wash sale” rules.

The Internal Revenue Service could, instead, seek to treat your ownership of ETNs as the deemed ownership of the Index Constituents. If the ownership of the ETNs were treated as the ownership of the Index Constituents, you could be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the Index Constituents operate (including federal, state, and local jurisdictions) as if you owned direct interests in the Index Constituents despite the fact that you will not receive Schedule K-1 or other information returns reporting your share of the Index Constituents’ income, gain and loss and may not have access to such information returns. Moreover, if you are treated as owning the Index Constituents, you could be treated as recognizing income or loss each time the Index is rebalanced, which income could be short-term or long-term, depending on how long you are treated as owning the Index Constituents that are treated as sold or disposed.

We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes. You should consult your tax advisor regarding the possible tax consequences of alternative characterizations of the ETNs, including as contingent payment debt instruments, forward contracts or constructive ownership of the Index Constituents.

In light of the fact that we agree to treat the ETNs as a prepaid forward contract, the balance of this discussion assumes that the securities will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the ETNs from us, and subject to the discussion below under “Constructive Ownership Transaction Rules”, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the ETN at that time. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at maturity. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of an ETN, and subject to the discussion below under “Constructive Ownership Transaction Rules,” a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition and short-term capital gain or loss if the U.S. Holder has held the ETN for one year or less at the time of disposition. The deductibility of capital losses is subject to certain limitations.

Any coupon payment (including a payment of a Stub Reference Distribution Amount) accrued or received by a U.S. Holder in respect of an ETN is likely to be characterized as ordinary income includible in a U.S. Holder’s income in accordance with such U.S. Holder’s method of accounting.

Even if the agreed-upon tax characterization of the ETNs (as described above) were upheld, it is possible that the IRS could assert that any reconstitution or rebalancing (collectively, “Rebalancing”) of the Index is considered a taxable event to you. If the IRS were to prevail in treating any Rebalancing of the Index as a taxable event, you would recognize capital gain or, possibly, loss on the ETNs on the date of such Rebalancing to the extent of the difference between the fair market value of the ETNs and your adjusted basis in the ETNs at that time. Such gain or loss could be short-term capital gain or loss.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the ETNs) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the ETNs and any gain on sale or other taxable disposition of the ETNs will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the ETNs.

Constructive Ownership Transaction Rules

Under Code section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a partnership is considered to be a pass-thru entity. Accordingly, while not free from doubt, because the ETNs reference an equity interest in MLPs, which are treated as partnerships for federal income tax purposes, your ownership of ETNs should be treated as a constructive ownership transaction. Accordingly, upon the maturity of the ETNs (or upon the sale or other taxable disposition of the ETNs prior to their maturity) any gain that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” should be treated as ordinary income, and an interest charge should apply as if such income had accrued for tax purposes at a constant yield over the term of your ETNs. Under Code section 1260, there is a presumption that the net underlying long-term capital gain is zero (with the result that the recharacterization and interest charge described above would apply to all of the gain from the ETNs that otherwise would have been long-term capital gain), unless the contrary is demonstrated by clear and convincing evidence. The net underlying long-term capital gain is the net long-term capital gain that would have been realized by an investor who had acquired the reference underlying for its fair market value on the date the ETN was acquired and sold the reference underlying on the date of maturity or earlier disposition thereof.

Whether you will realize a capital gain in excess of any net underlying long-term capital gain for purposes of Code section 1260 will depend on a number of factors that we cannot predict. One factor is the amount of distributions made by the Index Constituents. If the Index Constituents make distributions that equal a significant portion of their taxable income, upon maturity or other disposition of the ETNs you may realize capital gain, if any, that is not significantly in excess of net underlying long-term capital gain. In addition, it is unclear in the case of a constructive ownership transaction that relates to more than one underlying partnership, whether the net underlying long-term capital gain determination would be based on the aggregate of the underlying partnerships or on each underlying partnership individually. If the determination must be based on each underlying partnership individually, which is likely the case where underlying partnerships are MLPs because individuals and certain other taxpayers (including regulated investment companies) cannot use losses from one MLP to offset unrelated passive income (including income from another MLP), it is not clear how the relevant computations would be made for purposes of Code section 1260, but it is more likely that the recharacterization and interest charge provisions of Code section 1260 would apply.

You will be responsible for obtaining information necessary to determine the net underlying long-term capital gain with respect to the constituent members of the Index, as we do not intend to supply you with such information. You should consult with your tax advisors regarding the application of the constructive ownership transaction to your ETNs and the calculations necessary to comply with Code section 1260.

ETNs Held Through Foreign Entities

Under certain sections of the “Hiring Incentives to Restore Employment Act” (the “Act”) generally referred to as “FATCA” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We intend to treat payments on the ETNs as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, the tax withheld will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to regulations and other recent IRS and Treasury guidance, and subject to the exception described below, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made on or after the later of January 1, 2019 or the date that final regulations defining the term “foreign passthru payment” are published. The provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that produce withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point on or prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalent payments.

If you are, or hold your ETNs through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of FATCA, a portion of any of the payments made to you may be subject to 30% withholding. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

Non-U.S. Holders Generally

The U.S. withholding tax consequences of any coupon payment (including a Stub Reference Distribution Amount) in respect of the ETNs is uncertain. Because of this uncertainty, we will withhold U.S. income tax at a rate of 30% from any such coupon payment made to a non-U.S. Holder (a “Non-U.S. Holder”). It may be possible for a Non-U.S Holder to take the position that some or all of a coupon payment is subject to a reduced withholding tax rate under an applicable tax treaty. Any Non-U.S. Holder taking the position that a coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS. We will not withhold U.S. tax from payments made to a Non-U.S. Holder to the extent income from the ETN is effectively connected with such holder’s conduct of a trade or business in the United States and such holder supplies a properly completed IRS Form W-8ECI. Income effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income tax in the same manner as the income of a U.S. Holder as described above.

In addition, if a Non-U.S. Holder directly, indirectly or constructively owns or is treated as owning more than five percent of the ETNs or more than five percent of an Index Constituent (including any ownership of an Index Constituent attributed to a holder as a result of its ownership of the ETNs), such Non-U.S. Holder could be treated as owning a “United States real property interest” within the meaning of Code section 897, in which case any gain from the redemption, sale or other disposition of the ETNs would be treated as “effectively connected income,” taxed in the manner discussed above. Each Non-U.S. Holder, in connection with acquiring

ETNs, is deemed to represent that it does not, and will not at any time during which it is the beneficial owner of the ETNs, directly, indirectly, or constructively own more than five percent of either the ETNs or any of the Index Constituents. We and any withholding agent will rely on the accuracy of this representation. For purposes of this discussion and the immediately preceding representation, any interest in an Index Constituent other than an interest solely as a creditor within the meaning of Treasury Regulations Section 1.897-1(d) shall be treated as ownership of an Index Constituent.

In the case of a Non-U.S. Holder that has no connection with the United States other than holding its ETNs, subject to the FATCA discussion above and dividend equivalent discussion below, payment of the redemption amount by us in respect of the ETNs will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements (including the requirements discussed in the preceding section). Any gain realized upon the sale or other disposition of the ETNs by such a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Notwithstanding the foregoing, if the ETNs were instead characterized as the deemed ownership of the Index Constituents, a Non-U.S. Holder would be treated as engaged in a U.S. trade or business and could be required to file income tax returns in the U.S. to report its share of income from the ETNs. Furthermore, in this case, a Non-U.S. Holder that is a corporation could be subject to the U.S. branch profits tax.

Non-U.S. Holders are urged to consult their tax advisors with regard to their particular circumstances and the consequences of making the representation above.

Substitute Dividend and Dividend Equivalent Payments

Section 871(m) of the Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Under Section 871(m) and applicable regulations, such payments generally will be subject to a 30% U.S. withholding tax (subject to reduction under an applicable treaty). A “dividend equivalent” payment is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a notional principal contract (an “NPC”) described in Treasury Regulations section 1.871-15(d) (a “specified notional principal contract” or a “specified NPC”) that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to an equity-linked instrument (an “ELI”) described in Treasury Regulations section 1.871-15(e) (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.

An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement. An “underlying security” is any interest in an entity (including certain “covered partnerships”, which would likely include many of the Index Constituents) if a payment with respect to that interest could give rise to a U.S. source dividend, provided that, for this purpose an index referenced by an NPC or an ELI that satisfies the criteria listed in Treasury Regulations section 1.871-15(l)(3), is treated as a single security that is not an underlying security.

For payments made before January 1, 2017, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract; (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract; (c) the underlying security is not readily tradable on an established securities market; or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract. Accordingly, if the ETNs are treated as NPCs that are specified NPCs described in the immediately preceding sentence, withholding under Section 871(m) of the Code and the applicable regulations could apply to any dividend equivalent payments.

If the ETNs are treated as ELIs or NPCs that are not described in the preceding paragraph, the final regulations should not apply to a Non-U.S. Holder with respect to any securities issued prior to January 1, 2017. However, even if ETNs are originally issued prior to January 1, 2017, if a Rebalancing of the securities after December 31, 2016, were treated as a significant modification of the ETNs, the ETNs could be treated as reissued at the time of the Rebalancing and, accordingly, withholding under the final regulations could apply to payments or deemed payments made after December 31, 2016, that are dividend equivalent payments. Moreover, if additional ETNs are issued after December 31, 2016, it may not be possible for the relevant withholding agent to distinguish whether a holder’s ETNs were issued prior to or following such date, in which case we, or the relevant withholding agent, would treat all ETNs (regardless of the issue date) as subject to withholding under the final regulations. In this case, holders of ETNs issued prior to January 1, 2017, should consult their tax advisors regarding the availability of a refund of amounts withheld under these rules.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of Section 871(m) of the Code and the regulations and whether payments or deemed payments on the ETNs constitute dividend equivalent payments subject to withholding.

Unrelated Business Taxable Income

A U.S. holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt organization unless such U.S. holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. If, however, ownership of ETNs were recharacterized as ownership of the Index Constituents, as described under “Alternative Characterizations” above, a portion of the income or gain would likely constitute UBTI.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

IRS Notice on Certain Financial Transactions

The IRS and the Treasury Department have stated they are considering whether holders of an instrument such as the ETNs should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Additionally, from time-to-time, members of Congress have introduced legislation relating to financial instruments that, if enacted as proposed, could cause instruments like the ETNs to be marked to market on an annual basis with all gains and losses to be treated as ordinary.

These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the ETNs and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Foreign Accounts

Individual U.S. Holders and certain domestic corporations, partnerships and trusts described in the regulations (“specified domestic entities”) that hold interests in “specified foreign financial assets” may be required to file an annual report on IRS Form 8938 with certain information relating to each specified foreign financial asset for any taxable year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by future IRS guidance). Such specified foreign financial assets may include ETNs

Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Benefit Plan Investor Considerations Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the Stated Principal Amount based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Initial Trade Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Accrued Tracking Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Accrued Tracking Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any early redemptions at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest) — Selling Restrictions” in the accompanying prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the validity of the ETNs will be passed upon for us by Sullivan & Cromwell LLP. Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the Issuer.

Annex A

FORM OF OFFER FOR EARLY REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)
E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the pricing supplement dated May 17, 2016, in the amounts and on the date set forth below. Terms not defined herein have the meanings given to such terms in the pricing supplement.

Name of beneficial holder:
[insert name of beneficial owner]

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs.

Number of ETNs offered for early redemption:

[insert number of ETNs offered to Credit Suisse for early redemption]

Where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Trading Day, the immediately following Trading Day will be the Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the Redemption Valuation Date will be the next following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date.

Applicable Valuation Date:	, 20___

Applicable Redemption Settlement Date:	, 20___
[insert a date that is three business days following the applicable Redemption Valuation Date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Early Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

A-1

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the pricing supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Early Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Redemption Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Settlement Date. I also acknowledge that if this Offer for Early Redemption is received at or after 4:00 p.m., New York City time, on a Trading Day, I will be deemed to have made this Offer for Early Redemption on the following Trading Day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for early redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 4:00 P.M., NEW YORK CITY TIME, ON THE TRADING DAY IMMEDIATELY PRECEDING THE APPLICABLE REDEMPTION VALUATION DATE.

A-2

ANNEX B

BROKER’S CONFIRMATION OF EARLY REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T290 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Settlement Date of                               , with respect to the number of the ETNs indicated below as described in the pricing supplement dated May 17, 2016 relating to the ETNs (the “pricing supplement”). Terms not defined herein have the meanings given to such terms in the pricing supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Redemption Valuation Date, as the case may be, with respect to the number of ETNs specified below at a price per ETN equal to the Redemption Settlement Amount, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Settlement Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs. Number of ETNs offered for early redemption:

DTC # (and any relevant sub-account):

B-1

4,000,000 ETNs

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index
Exchange Traded Notes

due May 16, 2036

May 17, 2016

Credit Suisse